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                                                                   EXHIBIT 4.9





                           CERTIFICATE OF TRUST OF
                             ALLSTATE FINANCING V

     This Certificate of Trust of Allstate Financing V (the "Trust"), dated August 14, 1998, is being duly executed and filed by the undersigned, as trustees, to form a business trust under the Delaware Business Trust Act (12 Del. C. Section Section 3801 et seq.).

     1. Name. The name of the business trust formed hereby is Allstate Financing V.

     2. Delaware Trustee. The name and business address of the trustee of the Trust with a principal place of business in the State of Delaware are:
Delaware Trust Capital Management, Inc., 1 Rodney Square, 920 King Street, Suite 102, Wilmington, Delaware 19801.

     3. Effective Date. This Certificate of Trust shall be effective as of August 14, 1998.

     IN WITNESS WHEREOF, the undersigned, being the trustees of the Trust, have executed this Certificate of Trust as of the date first above written.

                            Joseph T. Kane, not in his individual capacity but
                              solely as Trustee


                            /s/ Joseph T. Kane
                            --------------------------------------------------

                            STATE STREET BANK AND TRUST
                              COMPANY, not in its individual capacity but solely as Trustee


                            By: /s/ James E. Schultz
                                ----------------------------------------------
                                Name:  James E. Schultz
                                Title: Assistant Secretary


                            DELAWARE TRUST CAPITAL
                              MANAGEMENT, INC., not in its individual
                              capacity but solely as Trustee


                            By: /s/ Doris J. Krick
                                ----------------------------------------------
                                Name:  Doris J. Krick
                                Title: Vice President